UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2535818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B, Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Participating Preferred Stock Purchase Rights	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form 8-A (this “Amendment”) amends Item 2 of the Registration Statement on Form 8-A of Ocean Power Technologies, Inc. (the “Company”), as originally filed with the Securities and Exchange Commission (“SEC”) on June 30, 2023 (the “Original Form 8-A”). This Amendment is being filed with the SEC solely to replace Exhibit 3.1 to the Original Form 8-A with the Certificate of Designations of the Series A Participating Preferred Stock of the Company (the “Series A Certificate of Designations”) that was accepted for filing by the Division of Corporations of the Secretary of State of the State of Delaware on June 30, 2023. The Series A Certificate of Designations, as accepted for filing by the Division of Corporations of the Secretary of State of the State of Delaware, was modified to refer to the Company’s charter as the Certificate of Incorporation, as amended, rather than the Restated Certificate of Incorporation, as amended. Except for the foregoing, no other changes have been made to the Original Form 8-A.

Item 2. Exhibits.

This Amendment replaces the Series A Certificate of Designations that was filed as Exhibit 3.1 to the Original Form 8-A with the following exhibit:

Exhibit No.	Description
3.1	Certificate of Designations of Series A Participating Preferred Stock of Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K/A filed by Ocean Power Technologies, Inc. with the Securities and Exchange Commission on June 30, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
(Registrant)

Date: June 30, 2023	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer